Exhibit 99.1
SEPARATION AGREEMENT AND GENERAL RELEASE
This Separation Agreement and General Release (“Agreement” herein) is made and entered into as of this 15th day of April, 2009, by and between G.A. Ben Binninger (“BINNINGER”), and Kreido Biofuels, Inc., a Nevada corporation having its principal place of business in the State of California (“Kreido”), and Kreido Laboratories, a California corporation (together with Kreido, the “Company”).
A. BINNINGER has been employed as an officer of Kreido and as an officer of Kreido Laboratories pursuant to a certain Employment Agreement dated as of December 1, 2007 (the “Employment Agreement”).
B. Because of a sale of substantially all of the assets of the Company, which constitutes a Change in Control of the Company, BINNINGER has elected to terminate his employment for Good Reason (as defined in the Employment Agreement) effective April 15, 2009.
C. Although there are no known disputes currently existing between BINNINGER and Company, the parties wish to permanently provide for and resolve any and all disputes that could arise out of BINNINGER’s employment with Company and the termination of BINNINGER’s employment.
For and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:
1. TERMINATION OF EMPLOYMENT. BINNINGER and the Company hereby agree that the employment of BINNINGER by Kreido, Kreido Laboratories, Kreido Wilmington, LLC and all other business entities affiliated with Kreido shall cease, without further notice or action on April 15, 2009. The termination of BINNINGER’s employment shall also terminate the Employment Agreement but shall not terminate or release BINNINGER from any obligation, covenant or liability under the Employment Agreement that expressly survives termination of the Employment Agreement, except as specifically provided herein. BINNINGER shall relinquish the title of Chief Executive Officer and President of Kreido and Kreido Laboratories on April 15, 2009 and he shall continue as a director of Kreido and Kreido Laboratories.
2. NO DISPUTES OR ADMISSIONS. The parties agree that this Agreement, and the performance of the acts required hereunder do not constitute an admission of liability, culpability, negligence or wrongdoing on the part of anyone, and will not be construed for any purpose as an admission of liability, culpability, negligence or wrongdoing by any party and/or by any party’s current, former or future predecessors, successors, officers, directors, shareholders, agents, employees and assigns. BINNINGER and Company hereby acknowledge that there exists no disagreements, disputes, misunderstandings or misinterpretations by and among them with regard to BINNINGER’s employment or any act or omission as an officer or employee of Company and/or his termination of such employment. In furtherance of the foregoing:
(a) BINNINGER’s employment with Company shall terminate at the close of business on April 15, 2009;
(b) No accrued but unpaid salary or other compensation is owed to BINNINGER by Company. No accrued but unpaid paid time off is due and payable to BINNINGER;

(c) No reimbursable expenses are due and payable to BINNINGER; and
(d) As of the date of this Agreement, BINNINGER has not suffered any on the job injuries, family or medical leave claims, occupational diseases or wage or overtime claims relating to BINNINGER’s employment at the Company.
3. CONSIDERATION.
(a) Severance Pay. Kreido agrees to pay to BINNINGER, the gross sum of $107,917.00, less all applicable withholding and payable taxes and benefits, contributions or payments that are billed in arrears (“Severance Payment”). BINNINGER acknowledges that the Severance Payment is made by Kreido in consideration of the general release and other covenants set forth herein below, and in full satisfaction of all amounts of Severance pay, Earned Bonus and reimbursements, if applicable under Section 7.2 of the Employment Agreement, the knowing waiver of employment-related claims and all other covenants given by BINNINGER pursuant to this Agreement. The Severance Payment shall be paid in two or more installments, with the first installment in the amount of $53,958 being due and payable no later than April 30, 2009, and the balance in one or more additional installment when and as funds become available to Kreido but in all events on or before March 5, 2010. In addition, the Company will pay BINNINGER no later than April 30, 2009 his salary and accrued but unused paid time off through April 15, 2009, less all applicable withholding and payroll taxes and benefits, contributions or payments.
(b) Repurchase Of Options. BINNINGER has been granted the following stock options:

	Exercise		Option Shares
	Price per	Option Share	Vested as of
Grant Date	share	Quantity	April 15, 2009
July 1, 1999	$0.09	33,848	33,848
July 26, 2007	$0.44	100,000	100,000
July 29, 2007 repriced February 1, 2008	$0.33	25,000	25,000
December 10, 2007	0.30	1,250,000	1,250,000
On the Effective Date, Kreido will repurchase all Options to purchase shares of Kreido common stock from BINNINGER for $1,250.00.
(c) Restricted Stock. Kreido hereby waives and releases any rights it may have to repurchase any or all of the Restricted Stock issued to BINNINGER under the Employment Agreement.
(d) Reference Letter. Kreido agrees to provide BINNINGER with a reference letter signed by the Chief Executive Officer of Kreido, which BINNINGER may use in his future employment endeavors.

(e) Continuation of Medical Insurance Benefits. The Company will be terminating its group medical insurance for employees and their dependents as of April 15, 2009. BINNINGER acknowledges and understands that he will have no rights to continue his and his dependents’ participation in Kreido’s group provider medical plan pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”).
(f) Cooperation Period. BINNINGER agrees to make himself available by telephone from time to time between April 15, 2009 and July 31, 2009 when reasonably requested by the Company, to assist and cooperate with the Company with matters related to the business and affairs of the Company.
4. RELEASE OF COMPANY.
(a) Release. BINNINGER, for himself and for each of his affiliates, successors and assigns, knowingly and voluntarily waives, and fully and forever releases and discharges Company and each of its past, present and future officers, directors, agents, employees, attorneys, independent contractors, and affiliates, and their respective successors and assigns (collectively, the “Kreido Releasees”) from any and all liabilities, charges, claims, promises, demands, losses, rights, and actions, of any kind or nature, in law or in equity, actual or contingent, known or unknown, related to or arising out of his employment with Company or its termination which have arisen, occurred or existed at any time prior to April 15, 2009. BINNINGER understands and agrees that this release and waiver applies to any and all forms of monetary or other relief which he might seek in connection with his employment or its termination.
(b) Knowing Waiver Of Employment-Related Claims. BINNINGER understands and agrees that, with the exception of potential employment-related claims specifically identified below, he is waiving any and all rights he may have or has, or in the future may have, to pursue against any of the Kreido Releasees any and all remedies available to him under employment-related causes of action, including without limitation, claims of wrongful discharge, breach of contract, breach of covenant of good faith and fair dealing, fraud, misrepresentation, violation of public policy, defamation, discrimination, harassment, personal injury, physical or emotional distress, interference with prospective economic advantage, claims for severance (except as provided for in this Agreement), claims for benefits or perquisites of exercise (including stock options). These include a release of all claims under any federal, state or local laws or regulations including, but not limited to, claims under: Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §2000e et seq,; the Age Discrimination in the Employment Act, 29 U.S.C. §621 et. seq.; the Americans With Disabilities Act; the Federal Rehabilitation Act; the Family and Medical Leave Act; Sarbanes-Oxley Act of 2002, 18 U.S.C. §1514A et. seq, Civil Rights Employment Statutes, 42 U.S.C. §§1891 through 1988; Employment Retirement Income Security Act of 1974, 29 U.S.C. §1001 et. seq,; National Labor Relations Act 29 U.S.C. §151 et. seq.; the Health Insurance Portability and Accounting Act of 1996, Pub. Law 104-191; the Equal Pay Act of 1963; the Fair Credit Reporting Act, 15 U.S.C. § 1681, et seq.; the California Fair Employment and Housing Act; the California Family Rights Act; California Labor Code §132a and §200 et. seq; any applicable California Industrial Welfare Commission Order or Division of Labor Standards Enforcement Order or advisory ruling; California Civil Code § 1700 et seq ;.the Moore Brown Roberti Family Rights Act, Cal. Gov’t. Code § 12945.1, et seq.; California Civil Code §§ 1798.29 and 1798.82; California Labor Code § 432.7; California Business & Prof. Code § 17200 et seq; California Labor Code § 1400, et seq.; the California Constitution, Article I, § 1 and § 8; the California Investigative Consumer Reporting Agencies Act, California Civil Code § 1786, et seq.; and California Civil Code § 1798.81, as well as any other provisions of the California Code and any other federal, state or local laws and regulations relating to employment, conditions of employment (including wage and hour laws) and/or employment discrimination. Claims not covered by the release provisions of this Agreement are (i) claims for unemployment insurance benefits, (ii) claims under the California Workers’ Compensation Act with the exception of any claim under California Labor Code 132(a) (discrimination in connection with filing a workers’ compensation claim), and (iii) for indemnification of BINNINGER pursuant to the California Labor Code and other applicable provisions of California law.

(c) Age discrimination is specifically intended to be included as a Released Action: BINNINGER specifically intends that this Agreement shall include a complete release of claims under the Age Discrimination in Employment Act of 1967 (ADEA; 29 U.S.C. §§ 621 et seq.), as amended by the Older Workers’ Benefit Protection Act of 1990, except for any allegation that a breach of this Act occurred after April 15, 2009.
(d) BINNINGER represents and warrants that he has not assigned or transferred, or attempted to assign or transfer, to any person or entity, any of the claims he is releasing in this Agreement.
5. RELEASE OF BINNINGER. The Company, on behalf of itself and its affiliates, and on behalf of all past, present and future officers, directors and employees of Company, releases and fully and forever discharges BINNINGER and his successors and assigns from any and all liabilities, claims, and actions of any kind or nature, actual or contingent, known or unknown, relating to or arising out of any action taken by BINNINGER or omitted to be taken by BINNINGER during the term of his employment with Company, including, without limitation, breach of contract, or any federal, state or local laws relating in any way to BINNINGER’s employment with Company. Company understands and agrees that this release and waiver applies to any and all forms of monetary and other relief which they might seek in connection with BINNINGER’s employment by Company.
6. CALIFORNIA CODE WAIVER. BINNINGER and Company hereby specifically waive the provisions of Section 1542 of the California Civil Code (“Section 1542”) and any similar law of any other state, territory or jurisdiction. Section 1542 provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Furthermore, BINNINGER and Company acknowledge that he or it is aware that he or it may hereafter discover material facts in addition to or different from those that he or it now knows or believes to be true with respect to the subject matter of this Agreement, but that it is his or its intention to settle and release any and all claims, disputes, and differences referred to herein, known or unknown, suspected or unsuspected, fully, finally and forever relating to the subject matter of this Agreement. ACCORDINGLY, THE UNDERSIGNED EXPRESSLY WAIVES ANY AND ALL RIGHTS HE OR IT MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 1542, OR ANY SIMILAR SUCH LAW IN ANY OTHER JURISDICTION.
7. SEVERABILITY OF RELEASE PROVISIONS. Each party agrees that if any provision of the releases given by this Agreement is found to be unenforceable, it will not affect the enforceability of the remaining provisions and the court shall enforce all remaining provisions to the extent permitted by law.

8. PROMISE TO REFRAIN FROM ASSISTING IN SUIT OR ADMINISTRATIVE ACTION. Neither party has commenced a suit, arbitration, charge or administrative proceeding against the other party as of the date hereof asserting any claim released in this Agreement. Each party agrees that he or it shall not advocate or incite the institution of, or assist or participate in, any suit, complaint, charge or administrative proceeding or arbitration by any other person against the other party hereto or any of the Kreido Releasees unless compelled by legal process to do so.
9. COMPANY PROPERTY. BINNINGER represents and warrants that he has not entered into any agreements, instruments, leases, commitments or understandings, written or oral, that are binding on Company or that transfer, encumber or improperly disclose intellectual property of the Company. BINNINGER represents and warrants that there are no computers, laptops, software programs, cell telephones, blackberry communication systems, inventions, know-how or trade secrets manifested in writing, business or performance plans or programs or other equipment or assets of Company that are in his possession or control; provided however, that BINNINGER has purchased from Kreido a computer screen and three chairs and shall be entitled to purchases his personal laptop computer from Kreido and shall further be entitled to retain information prepared or provided to him in his capacity as a member of the Board of Directors.
10. NON DISPARAGEMENT. Each party agrees not to make any statements, remarks or comments to third parties, orally or in writing, that actually disparages or tends to disparage, defame, adversely identify, denigrate, or create a negative image of the other party or the affiliates, officers, directors employees or known agents of the other party. The covenants in this Section 10 shall survive the execution of this Agreement for a period of three (3) years. Each party understands and agrees that the breach of this provision constitutes a breach of this entire Agreement for which the injured party may seek appropriate action at law or in equity. Truthful testimony compelled by legal process or in the context of enforcing the terms of this Agreement or other rights, powers, privileges, or claims not released by this Agreement shall not be considered a violation of this provision by either party. Kreido agrees to inform its officers, directors and board advisors promptly of Kreido’s duty of non-disparagement under this Section 10 and to direct each of them individually not to disparage BINNINGER to any other individual or entity.
11. SPECIFIC ACKNOWLEDGEMENTS.
(a) BINNINGER acknowledges that Company has advised him to consult with an attorney about the terms of this Agreement and the release provided herein before signing it. BINNINGER further acknowledges that Company has given him a period of twenty one (21) days in which to consider the terms and binding effect of the release and waiver herein, and to decide whether he wishes to sign it. BINNINGER further understands that if he signs this Release, he will have seven (7) days thereafter in which to change his mind and revoke it. BINNINGER agrees that if he decides to revoke this Agreement within the seven (7) day revocation period, he will inform the Company of his decision by written notice addressed to the Company at 1070 Flynn Road, Camarillo, California, Attn: Chief Financial Officer and delivered within such seven (7) day period. BINNINGER understands and agrees that the release and waiver provisions are not effective or enforceable until the expiration of the seven (7) day revocation period.
(b) BINNINGER and Company state that they have carefully read this Agreement; that they understand its final and binding effect; that the only promises made to each other to sign this Agreement are those stated above; and that they are each signing this document voluntarily.

(c) The parties hereby acknowledge that they have read and understand this Agreement and they sign this Agreement voluntarily and without coercion.
(d) The parties acknowledge that they have had the opportunity to be represented in the negotiations and the preparation of this Agreement by counsel of their own choosing, and that they have entered into this Agreement voluntarily, without coercion, and based upon their own judgment and not in reliance upon any representations or promises made by the other party or parties or any attorneys, other than those contained within this Agreement. The parties further agree that if the facts or matters upon which they now rely in making this Agreement hereafter prove to be otherwise, this Agreement will remain in full force and effect.
(e) BINNINGER understands that following the execution of this Agreement, the Company shall issue one or more public announcements concerning the termination of BINNINGER’s employment.
(f) This Agreement shall become effective and binding upon the parties eight (8) days after full execution thereof (“Effective Date”), so long as BINNINGER has not revoked it within the time period and in the manner specified in Section 12(a) above.
12. DISPUTE RESOLUTION.
(a) To the fullest extent allowed by law, any controversy, claim, or dispute between BINNINGER and the Company (and/or any of its directors, shareholders, officers, representatives or agents) relating to or arising out of his employment or the termination of that employment (“Arbitrable Dispute”) will be submitted to final and binding arbitration in Los Angeles County, California. BINNINGER agrees to execute the Mutual Agreement to Arbitrate attached hereto as Exhibit “A” and incorporated herein by reference.
(b) The foregoing provisions regarding Arbitration notwithstanding, before any Arbitrable Dispute is submitted to arbitration, the Parties agree to mediate such dispute in good faith with a professional mediator in Los Angeles County who is also a licensed attorney experienced in the area of employment law. If the parties cannot agree on the choice of a mediator, each party shall select a mediator, the two of whom will then select a third mediator who alone will conduct the mediation. In the event one party makes a demand on the other for mediation to which such party fails to respond for a period of thirty days, the party demanding mediation may then submit the dispute directly to Arbitration pursuant to the Mutual Agreement to Arbitrate.
(c) To the fullest extent allowed by law, every controversy, claim, or dispute between BINNINGER and Company (and/or its directors, shareholders, officers, representatives and agents) relating to or arising out of his employment or the termination of that employment (“Claim”) shall be asserted in writing, with a specific demand first to mediate and then, if still necessary, to arbitrate the Claim, by the party asserting such Claim (“Claimant”) and delivered to the non-asserting party no later than twelve months after the Claimant knows or should have known of the existence of the Claim or the Claim will be forever barred. The foregoing notwithstanding, any such Claim that has a statutory limitations period shorter than twelve months will be subject to the shorter statutory limitations period.

13. MISCELLANEOUS.
(a) This instrument constitute the complete agreement between BINNINGER and Company regarding the termination of BINNINGER’s employment with Company, and all prior or contemporaneous agreement are merged herein and superseded hereby. The headings used in this Agreement are for the purpose of organization and are not intended to inform, alter or control the terms of this Agreement.
(b) Each party agrees to execute and deliver promptly such further documents and instruments as may, in the opinion of counsel of the other party, are required to effect or complete the transaction contemplated herein.
(c) This Agreement is made and entered into at Camarillo, California, which state’s laws shall govern this Agreement.
(d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.
(e) The parties agree that this Agreement shall be construed without regard to the drafter of the same and shall be construed as though each party to this Agreement participated equally in the preparation and drafting of this Agreement.
(f) All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be deemed to have been given if in writing and delivered personally or mailed first-class, postage prepaid, registered or certified mail, delivered by a regular overnight delivery service addressed to the parties at the addresses set forth below. All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the third business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by facsimile, on the next day following the day on which such telecopy was sent, provided that a copy is also sent by certified or registered mail. Either party may designate, by notice in writing, a new or additional address to which any notice, demand or communication may hereafter be so given or sent.

IN WITNESS WHEREOF, this Agreement is made and executed as of the day and year first above written.

BINNINGER:
/s/ G.A. Ben Binninger
G.A. Ben Binninger
Address on file

KREIDO BIOFUELS, INC., a Nevada corporation
By:	/s/ John Philpott
Title: Chief Executive Officer

KREIDO LABORATORIES, a California corporation
By:	/s/ John Philpott
Title: Chief Executve Officer
Common address:
1070 Flynn Road
Camarillo, California 93012
Attn: Chief Executive Officer

EXHIBIT A
MUTUAL AGREEMENT
TO
ARBITRATE CLAIMS
This Agreement is between Kreido Biofuels, Inc. (“Company”) and G.A. Ben Binninger (referred to as “I” or “me”) is applicable to any disputes that may arise between the Company and me related to my Separation Agreement and General Release of even date herewith by and between the Company and me (the “Separation Agreement”). By entering into this Agreement, both the Company and I anticipate that we will benefit by resolving these disputes through binding arbitration.
Arbitration is a fair and impartial procedure that in most cases is faster and less expensive than civil litigation. References to “the Company” in this Agreement include Kreido Biofuels, Inc., its parents, subsidiaries, shareholders, partners, directors, and all affiliates of Kreido Biofuels, Inc., together with all benefit plans of Kreido Biofuels, Inc. and the sponsors, fiduciaries and administrators of such benefit plans.
Claims Covered by This Agreement: Except as described in the next paragraph, this Agreement applies to all disputes between the Company and me, all claims the Company may have against me, and all claims I may have against the Company or its agents, arising out of my employment with the Company or the termination of my employment (referred to as Claims). This Agreement will apply to Claims asserted during my employment with the Company or after it has ended. Claims covered by this Agreement include but are not limited to: claims for breach of express or implied contract or covenant; claims for the commission of any intentional or negligent tort; claims for violation of any federal, state or local law, ordinance, regulation or rule; claims for wages, benefits or other compensation due; claims for wrongful termination, demotion or disciplinary action; and claims of discrimination or harassment under the Fair Employment and Housing Act and Title VII of the Civil Rights Act, as amended, to the extent not released by the Separation Agreement.
Claims Not Covered by This Agreement: This Agreement does not apply to the following claims: Claims for worker’s compensation or unemployment compensation benefits; Claims or charges before any administrative agency having jurisdiction of the Claim, if private dispute resolution procedures cannot be compelled as to such Claim; or Claims for benefits under a benefit plan which has a claim procedure inconsistent with this Agreement.
Exclusive Remedy: All Claims must be resolved according to the procedures in this Agreement, and not otherwise except for the provision for Mediation before Arbitration as provided in the Separation Agreement. Neither the Company nor I will file or prosecute any lawsuit or administrative action in any way related to any Claim, except as expressly permitted by this Agreement and the Separation Agreement. Either the Company or I may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement. The parties understand and agree that they are waiving any right to a jury trial by entering into this Agreement.

Arbitration: All Claims must be resolved through final and binding arbitration. The arbitrator must be a neutral arbitrator chosen by the parties. Arbitration will take place at a location determined by the arbitrator in Los Angeles County, California. The arbitration will be administered in compliance with (a) the Federal Arbitration Act, U.S. Code, Tit. 9, § 1 et seq., California Arbitration Act, or such other state or federal law as may be adopted, (b) the procedures set forth below and, (c) to the extent not inconsistent with such procedures, the then existing AAA California Employment Dispute Resolution Rules. Any dispute about the interpretation, applicability, enforceability or validity of this Agreement, or whether any issue is subject to arbitration under this Agreement, will be determined by the arbitrator.
Arbitration Procedures; Discovery:
5.1 A deposition is a chance for each party to ask questions of a witness, and the witness must answer the questions under oath, with a court reporter present. Each party may take the deposition of whatever persons they elect to depose. Additional depositions may be ordered by the arbitrator. At or before the final Arbitration Management Conference, each party will provide the other with copies of all non-privileged documents in their possession or control which they intend to introduce as exhibits at the hearing or on which they rely to support their positions.
5.2 Interrogatories, Requests to Produce, and Requests to Admit are written methods that the parties may use to learn about the other party’s case. These discovery methods will be allowed in the manner permitted under California Arbitration Act, Calif. Code of Civil Proc. § 1283.05.
5.3 The arbitrator may rule on pre-hearing disputes and hold such pre-hearing conferences by telephone or in person as he or she may determine. Either party may make motions to dismiss, for summary judgment and/or for summary adjudication of issues.
5.4 Either party may submit, or the arbitrator may order either or both parties to submit, a brief before the arbitration hearing. Either party, at its own expense, may arrange for a court reporter to provide a stenographic record of proceedings at the hearing. The arbitrator will apply the substantive law and the law of remedies of the State of California or the United States, as applicable to the Claims.
5.5 After the end of the arbitration hearing, either party may file a post-hearing brief within a time set by the arbitrator.
5.6 The arbitrator shall issue a written award, which shall include a statement of the essential findings and conclusions on which the award is based. The award will be final and binding on the parties to the arbitration. The arbitrator’s award may be reviewed by a court of competent jurisdiction.
Arbitration Costs: the Company will pay the costs of arbitration, including reasonable fees imposed by the AAA and the arbitrator. I will be responsible for the costs of discovery initiated by me or on my behalf, any depositions noticed by me or on my behalf, expert witnesses retained by me or on my behalf and for any out-of-pocket expenses incurred by me or on my behalf.
Legal Representation: In any arbitration under this Agreement, both the Company and I may be represented by legal counsel of our own choosing. Each of us will be responsible for the fees of our own counsel, provided that an arbitrator may award attorneys’ fees to the prevailing party under any applicable statute or written agreement to the same extent that attorneys’ fees could be awarded in standard civil litigation. This provision for the award of attorneys’ fees is subject to the provisions of the Employment Agreement requiring Mediation before Arbitration.

Integrated Agreement; Amendment: This Agreement contains the final and complete expression and understanding between the Company and me with respect to the subjects covered hereby. This Agreement cannot be amended or modified except in writing, signed by an authorized representative of Kreido Biofuels, Inc. and by me.
Severability: If any provision of this Agreement is held invalid, in whole or part, such invalidity will not affect the remainder of such provision or the remaining provisions of this Agreement.
Headings: The headings in this Agreement are inserted for convenience only and do not affect the meaning or interpretation of this Agreement or any provision hereof.
Successors and Assigns: This Agreement will be binding upon, and inure to the benefit of, the Company, me and our respective heirs, executors, administrators, representatives, successors and assigns.
Governing Law: I acknowledge that the Company is engaged in interstate commerce and that this Agreement is covered by the provisions of the Federal Arbitration Act. This Agreement is to be construed, and the rights and obligations of the parties hereunder determined, in accordance with the laws of the United States and the State of California.
IMPORTANT
I agree that I have been given a reasonable opportunity to read this Agreement carefully, I have read it, understand it and I am signing it voluntarily. I have not been promised anything for signing it that is not described in this Arbitration Agreement and the Employment Agreement. The Company encourages me to discuss this Agreement with my legal advisor if I wish before signing it.
In Witness Whereof, Kreido and I have executed this Agreement this  _____ day of April, 2009 (the “Execution Date”).

KREIDO BIOFUELS, INC.			BINNINGER:

By:	/s/ John Philpott		/s/ G.A. Ben Binninger
	Name:	John Philpott	G. A. Ben Binninger
	Title:	Chief Executive Officer